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                                                                   EXHIBIT 10.25















                                   VANS, INC.

                          2000 LONG-TERM INCENTIVE PLAN













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                                TABLE OF CONTENTS


1          Purpose.  ..................................................................................1
2          Definitions.  ..............................................................................1
2.1        Accrued Installment.  ......................................................................1
2.2        Affiliate...................................................................................1
2.3        Board.  ....................................................................................1
2.4        Code.  .....................................................................................1
2.5        Company.....................................................................................1
2.6        Common Stock.  .............................................................................1
2.7        Compensation Committee......................................................................1
2.8        Disabled or Disability.  ...................................................................1
2.9        Eligible Recipient..........................................................................1
2.10       Fair Market Value.  ........................................................................2
2.11       Family Member...............................................................................2
2.12       Incentive Stock Option.  ...................................................................2
2.13       Nonqualified Stock Option.  ................................................................2
2.14       Optionee.  .................................................................................2
2.15       Option Price.  .............................................................................2
2.16       Participant.................................................................................2
2.17       Plan.  .....................................................................................2
2.18       Plan Administrator.  .......................................................................3
2.19       Restricted Stock............................................................................3
2.20       Stock Option.  .............................................................................3
3.         Stock Options Under the Plan. ..............................................................3
4.         Effective Date of Plan. ....................................................................3
5.         Term of Plan................................................................................3
6.         Administration..............................................................................3
7.         Eligibility.  ..............................................................................4
8.         Shares Subject to the Plan. ................................................................5
8.1        Available Shares.  .........................................................................5
8.2        Capital Structure Adjustments.  ............................................................5
9.         Terms and Conditions of Stock Options. .....................................................6
9.1        Number of Shares Subject to Stock Option.   ................................................6
9.2        Stock Option Price.  .......................................................................6
9.3        Notice and Payment.  .......................................................................6
9.4        Non-Transferability of Options..............................................................7
9.5        Exercise of Stock Option. ..................................................................7


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

9.6        Term of Stock Option.  .....................................................................8
9.7        Limit on Incentive Stock Options.  .........................................................9
9.8        No Fractional Shares.  .....................................................................9
9.9        Exercisability in the Event of Death.  .....................................................9
9.10       Modification, Extension, and Renewal of Stock Options.......................................9
9.11       Loans......................................................................................10
9.12       Cash Payments..............................................................................10
10.        Restricted Stock...........................................................................10
10.1       General....................................................................................10
10.2       Awards and Certificates....................................................................11
10.3       Restrictions and Conditions................................................................11
11.        Termination or Amendment of the Plan.   ...................................................12
11.1       Amendment to Plan.  .......................................................................12
11.2       Effect of Termination of Plan on Outstanding Stock Options or
           Restricted Stock.  ........................................................................12
11.3       Stockholder Approval for Amendment to Plan. ...............................................12
12.        Indemnification. ..........................................................................12
13.        Withholding.  .............................................................................13
13.1       Irrevocable Election.  ....................................................................13
13.2       Approval by Plan Administrator. ...........................................................13
13.3       Timing of Election.  ......................................................................13
13.4       Timing of Delivery.  ......................................................................13
13.5       Terms in Agreement. .......................................................................13
14.        General Provisions. .......................................................................14
14.1       Transfer of Common Stock.  ................................................................14
14.2       Reservation of Shares of Common Stock.  ...................................................14
14.3       Restrictions on Issuance of Shares.  ......................................................14
14.4       Notices.  .................................................................................14
14.5       Representations and Warranties.  ..........................................................14
14.6       No Enlargement of Employee Rights.  .......................................................15
14.7       Restrictions on Issuance of Shares.  ......................................................15
14.8       Legends on Stock Certificates.  ...........................................................15
14.9       Remedies.  ................................................................................16
14.10      Invalid Provisions.  ......................................................................16
14.11      Applicable Law. ...........................................................................16
14.12      Successors and Assigns.  ..................................................................16
14.13      Rights as a Stockholder or Employee........................................................16



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                                   VANS, INC.
                          2000 LONG-TERM INCENTIVE PLAN


     1. Purpose. The purpose of this Vans, Inc. (the "Company") 2000 Long-Term Incentive Plan (the "Plan") is to further the growth and development of the Company by providing an incentive to directors, officers, employees and consultants of the Company who are in a position to contribute materially to the prosperity of the Company and to participate in the long-term growth of the Company by receiving the opportunity to acquire shares of the Company's Common Stock and to provide for additional compensation based on appreciation in the Company's shares. The Plan provides a means to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

     2. Definitions. The following definitions are applicable to the Plan:

          2.1 Accrued Installment. Any exercisable portion of a Stock Option granted under the Plan.

          2.2 Affiliate. Any subsidiary corporation of the Company, as such term is defined in Sections 424(e) and (f), respectively, of the Code.

          2.3 Board. The Board of Directors of the Company.

          2.4 Code. The Internal Revenue Code of 1986, as amended from time to time.

          2.5 Company. Vans, Inc., a Delaware corporation.

          2.6 Common Stock. The shares of the $.001 par value per share common stock of the Company.

          2.7 Compensation Committee. A Committee selected by the Board which shall administer the Plan pursuant to the terms hereof.

          2.8 Disabled or Disability. A Participant shall be deemed to be Disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than thirty
     (30) consecutive days. The determination of whether an individual is Disabled or has a Disability shall be determined under procedures established by the Plan Administrator.

          2.9 Eligible Recipient. Shall have the meaning assigned to it in
     Section 7 hereof.


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          2.10 Fair Market Value. For purposes of the Plan, the Fair Market
     Value of any share of Common Stock of the Company at any date shall be determined based on (a) if the Common Stock is listed on an established stock exchange or exchanges or reported by NASDAQ, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price on such day on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked price per share for the Common Stock in the over-the-counter market as quoted by NASDAQ on the day prior to such date, or (c) if the Common Stock is not publicly traded at the time a Stock Option or Restricted Stock award is granted under the Plan, Fair Market Value shall be deemed to be the fair value of the Common Stock as determined by the Plan Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          2.11 Family Member. For purposes of the Plan, Family Member means a Participant's spouse, stepchildren, in-laws, ancestors and lineal ascendants and descendants. In addition, a Family Member shall be deemed to include a corporation, partnership, limited liability company, or trust whose only stockholders, partners, members or beneficiaries are the specified person and/or the specified person's spouse, stepchildren, in-laws, ancestors and lineal ascendants and descendants.

          2.12 Incentive Stock Option. Any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.13 Nonqualified Stock Option. Any Stock Option that is not an Incentive Stock Option.

          2.14 Optionee. The recipient of a Stock Option.

          2.15 Option Price. The exercise or purchase price for any Stock Option awarded under the Plan.

          2.16 Participant. Any Eligible Recipient selected by the Plan Administrator, pursuant to the Plan Administrator's authority in Section 7 herein, or by the Board, to receive grants of Stock Options, Restricted Stock awards or any combination of the foregoing.

          2.17 Plan. The Vans, Inc. 2000 Long-Term Incentive Plan, as amended from time to time.


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          2.18 Plan Administrator. The Compensation Committee designated pursuant to Section 6 hereof which is authorized to administer, construe and interpret the terms of the Plan.

          2.19 Restricted Stock. Any award granted pursuant to Section 10 hereof of shares of Common Stock subject to certain restrictions.

          2.20 Stock Option. Any option to purchase shares of Common Stock pursuant to Section 9.

     3. Stock Options Under the Plan. Two types of Stock Options (referred to herein as "Stock Options" without distinction between such two types) may be granted under the Plan: Stock Options intended to qualify as Incentive Stock Options and Nonqualified Stock Options.

     4. Effective Date of Plan. The Plan shall be adopted and become effective on the date of execution specified below subject, however, to the prior approval of the Plan by the stockholders of the Company (the "Effective Date").

     5. Term of Plan. Unless sooner terminated by the Board in its sole discretion, the Plan will expire and no Stock Options or Restricted Stock awards may be granted hereunder on and after ten (10) years from the Effective Date (the "Plan Termination Date").

     6. Administration. The Plan shall be administered by the Plan Administrator, which shall be the Compensation Committee. The Compensation Committee shall consist of not fewer than two (2) members of the Board, all of whom shall be persons who, in the opinion of counsel to the Company, are outside directors and "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended. From time to time, the Board may increase or decrease (to not less than two members) the size of the Compensation Committee, and add additional members to, or remove members from, the Compensation Committee. The Compensation Committee shall act pursuant to a majority vote or the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board upon request of the Board. Subject to the provisions of the Plan and the direction of the Board, the Compensation Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Compensation Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan. Subject to the provisions of the Plan, the Plan Administrator shall have the sole authority and discretion:

               (a) to select those Eligible Recipients who shall be Participants;

               (b) to determine whether and to what extent Stock Options, Restricted Stock or a combination of the foregoing are to be granted hereunder to Participants;

               (c) to determine the number of shares of Common Stock to be covered by each such award granted hereunder; provided, however, that with respect to the number of shares for which a Stock Option shall be granted, the Plan Administrator


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          shall use the following formula guidelines: (i) each director shall receive a Nonqualified Stock Option for 7,500 shares of Common Stock upon his election or appointment to the Board; and (ii) each director shall receive a Nonqualified Stock Option for 5,000 shares of Common Stock on the date of each annual meeting of the Board, provided that he continues to serve on the Board after the time of such meeting;

               (d) to determine the number of shares of Common Stock to be granted pursuant to discretionary, annual awards of Stock Options or Restricted Stock, in addition to the formulaic grants described in
          Section 6.1(c), to any Eligible Recipient whose performance merits it, based on factors including, without limitation, the Eligible Recipient's tenure with the Company, responsibility level, performance, potential and cash compensation level.

               (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to the restrictions applicable to Restricted Stock awards and the conditions under which restrictions applicable to such Restricted Stock shall lapse);

               (f) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Restricted Stock or any combination of the foregoing granted hereunder to Participants; and

               (g) to reduce the exercise price of any Stock Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Stock Option has declined since the date such Stock Option was granted.

          The Plan Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

          All decisions made by the Plan Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

     7. Eligibility. Any of the following individuals shall be eligible to receive Stock Options or Restricted Stock awards under the Plan (each, an "Eligible Recipient"): (i) any employee or officer; (ii) any member of the Board of Directors of the Company or an Affiliate; and (iii) any consultant of the Company or an Affiliate; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Stock Option is granted the Option Price (determined in the manner provided in Section 9.2 hereof) is at least 110% of the Fair Market Value of the shares


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subject to the Stock Option and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. Any Participant may receive more than one Stock Option or Restricted Stock award under the Plan.

     8. Shares Subject to the Plan.

          8.1 Available Shares. The shares reserved and available for issuance under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. Subject to adjustment as provided in Section 8.2 hereof, the aggregate number of shares which may be issued under the Plan shall not exceed One Million (1,000,000) shares of Common Stock plus any shares remaining in the Company's 1991 Long-Term Incentive Plan and the Vanstastic Employee Stock Option Plan which shall pour over into and become available for issuance under the Plan upon the termination or expiration of such other plans, as well as any unexercised options outstanding with respect thereto. In the event that (i) the grant of any Stock Option under the Plan for any reason expires, is terminated or surrendered without being exercised in full or is exercised or surrendered without the distribution of shares or (ii) any shares of Common Stock subject to any Restricted Stock award granted hereunder are forfeited, such shares of Common Stock allocable to the unexercised portion of the Stock Option or the Restricted Stock award shall again be available for issuance in connection with future awards under the Plan. If any shares of Common Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. In the event any portion of a Stock Option is exercised pursuant to a "stock-for-stock exercise" as provided in Subsection 9.3(b), the shares of Common Stock surrendered thereby shall again be available for grant and distribution under the Plan as if no Stock Option had been granted with respect to such shares. The maximum number of shares of Common Stock that shall be issuable upon the exercise of any and all Options granted to any one individual during any fiscal year of the Company shall be 300,000.

          8.2 Capital Structure Adjustments. Except as otherwise provided herein, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company affecting the stock or securities of the Company, appropriate and proportionate capital structure adjustments shall be made in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan, (ii) the kind, number and Option Price of shares subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock. The foregoing adjustments shall be made by the Plan Administrator, in its sole discretion, the determination of which in that respect shall be final, binding, and conclusive; provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes it to fail to continue to qualify as an Incentive Stock Option. In the event of a liquidation, a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised Stock Option rights theretofore granted under the Plan shall be


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     (i) assumed by any surviving corporation or similar stock options shall be substituted therefor, or (ii) such Stock Options shall continue in full force and effect.

     9. Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

          9.1 Number of Shares Subject to Stock Option. Each Stock Option agreement shall specify the number of shares subject to the Stock Option.

          9.2 Stock Option Price. The Option Price for the shares subject to any Stock Option shall be such amount as is determined by the Plan Administrator. Anything to the contrary contained herein notwithstanding, the Option Price for the shares subject to any Nonqualified Stock Option may be less than Fair Market Value, but not less than par value per share and the Option Price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option Price shall not be less than 110% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted.

          9.3 Notice and Payment. Any exercisable portion of a Stock Option may be exercised only by:

               (a) delivery of a written notice to the Company, prior to the time when such Stock Option becomes unexercisable under Section 9.6 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

               (b) payment in full of the Option Price of such Option by, as applicable; (i) cash or check for an amount equal to the aggregate Option Price for the number of shares being purchased; (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Stock Option is exercised, and to remit to the Company the aggregate Option Price of such Stock Options (a "cashless exercise"); (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the Option Price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise"); or (iv) in any other form



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          of legal consideration that may be acceptable to the Plan
          Administrator ("other legal consideration");

               (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by; (i) cash or check payable to the Company; (ii) cashless exercise;
          (iii) stock-for-stock exercise; (iv) other legal consideration; or (v) a combination of (i), (ii), (iii) and (iv); and

               (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Stock Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

               Notwithstanding the foregoing, the Company, subject to the provisions of Section 9.11 hereof, may extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's payment of the Option Price upon the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended. The Plan Administrator may, at any time and in its discretion, authorize a cash payment, determined in accordance with Section 9.12, which shall not exceed the amount required to pay in full the federal, state and local tax consequences of an exercise of any Stock Option granted under the Plan.

          9.4 Non-Transferability of Options.

               (a) Generally. No Stock Option granted under this Plan shall be assignable or transferable, directly or indirectly, by an Optionee other than by will or the laws of descent and distribution, and such Stock Option may be exercised during the Optionee's lifetime only by the Optionee, or in the event of death or Disability, by the Optionee's legal representative or personal representative.

               (b) Exceptions. Notwithstanding Section 9.4(a), a Nonqualified Stock Option may be transferred to a Family Member of the Optionee. In the case of a transfer pursuant to this Section, the remaining provisions of this Plan and the terms of any Stock Option agreement under this Plan shall continue to apply as if the Optionee retained ownership of the Stock Option.

          9.5 Exercise of Stock Option. The Plan Administrator shall have the power to set the time or times within which each Stock Option shall be exercisable and to accelerate the time or times of exercise. To the extent that an Optionee has the right to exercise a Stock Option and purchase shares pursuant thereto, the Stock Option may be exercised from time


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     to time as provided in this Section 9.5. Subject to the actions, conditions and/or limitations set forth in this Plan and/or any applicable Stock
     Option agreement entered into hereunder, Stock Options granted under this Plan shall be exercisable in accordance with the following rules:

               (a) Subject in all cases to the provisions of Sections 8 and 9.6 hereof, Stock Options shall vest and become exercisable as determined by the Plan Administrator; provided, however that by a resolution adopted after a Stock Option is granted the Plan Administrator may, on such terms and conditions as the Plan Administrator may determine to be appropriate, accelerate the time at which such Stock Option or installment thereof may be exercised.

               (b) Subject to the provisions of Sections 8 and 9.6 hereof, a Stock Option may be exercised when and to the extent such Stock Option becomes an Accrued Installment as provided in the terms under which such Stock Option was granted and at any time thereafter during the term of such Stock Option; provided, however, that in no event shall any Stock Option be granted after the Plan Termination Date.

          9.6 Term of Stock Option. Any unexercised Accrued Installment of any Stock Option granted hereunder shall expire and become unexercisable and no Stock Option shall be exercisable after the earliest of:

               (a) ten (10) years from the date of grant; or

               (b) the expiration date of the Stock Option established by the Plan Administrator at the time of grant of any Stock Option; or

               (c) thirty (30) days following the effective date of the termination of employment or directorship (if such individual is not then an officer or employee of the Company) with the Company or any Affiliate, as the case may be, of an Optionee for any reason other than death or Disability (the "Termination Date"). The Plan Administrator, in its sole discretion, may extend such thirty (30) day period for a period following the Termination Date, but in no event beyond ten years from the date of grant. Any installments under Stock Options which have not accrued (become vested) as of said Termination Date shall expire and become unexercisable as of said Termination Date. The Plan Administrator, in its sole discretion, may vest any installments under Stock Options. Unless otherwise determined by the Plan Administrator in its sole discretion, any portion of a Stock Option that expires hereunder shall remain unexercisable and be of no effect whatsoever after such expiration notwithstanding that such Optionee may be reemployed by, or again become a director of, the Company or a subsidiary thereof, as the case may be; or

               (d) notwithstanding the foregoing provisions of this Section 9.6, in the event of the death of an Optionee while an employee, consultant, officer or director of the Company or any Affiliate, as the case may be, or in the event of the termination of employment, directorship or a contract to render services to the


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          Company by reason of the Optionee's Disability, any unexercised
          Accrued Installment of the Stock Option granted hereunder to such Optionee shall expire and become unexercisable as of the earlier of:
          (i) the expiration date of the Stock Option established by the Plan Administrator at the time of grant of any Stock Option; (ii) ten (10) years from the date of grant; or (iii) eighteen (18) months after the date of death of such Optionee (if applicable) and one (1) year after the date of the termination of employment or directorship by reason of Disability (if applicable). Any installments under a deceased Optionee's Option that have not become exercisable as of the date of his or her death shall expire and become unexercisable as of said date of termination of employment as a result of death or Disability. For purposes of this Subsection 9.6(d), an Optionee shall be deemed employed by the Company or any of its subsidiaries, as the case may be, during any period of leave of absence from active employment as authorized by the Company or any of its subsidiaries, as the case may be; or

               (e) in the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in Subsection 9.6(a), above, shall not be more than five years after the date the Stock Option is granted.

          9.7 Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted under this Plan are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. The determination of which Stock Options shall be treated as Nonqualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

          9.8 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of a Stock Option.

          9.9 Exercisability in the Event of Death. In the event of the death of the Optionee, any such Accrued Installment of a deceased Optionee may be exercised prior to their expiration pursuant to Section 9.6 by (and only by) Optionee's personal representatives, heirs, or legatees or other person or persons to whom the Optionee's rights shall pass by will or by the laws of the descent and distribution, if applicable, subject, however, to all of the terms and conditions of this Plan and the applicable Stock Option agreement governing the exercise of Stock Options granted hereunder.

          9.10 Modification, Extension, and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Stock Options granted under the Plan, accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). The Plan Administrator may modify any outstanding Stock Options so as to specify a lower Option Price. The Plan Administrator shall not, however, without the consent of the Optionee, modify any outstanding Incentive Stock Option in any manner which would cause the Stock Option not to qualify as an Incentive Stock Option. Notwithstanding the foregoing, no modification of a Stock Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Stock Option.

          9.11 Loans. The Company may extend and maintain, or arrange for the extension and maintenance of credit to any Optionee to finance the Optionee's purchase of shares pursuant to the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended, either on or after the date of grant of such Stock Option. Such loans may be either in connection with the grant or exercise of any Stock Option, or in connection with the payment of any federal, state and local income taxes in respect of income recognized upon exercise of a Stock Option. The Plan Administrator shall have full authority to decide whether to make a loan hereunder and to determine the amount, term, and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall provide or reimburse to the borrower the amount used by him for the payment of the par value of any shares of Common Stock issued, have a term (including extensions) exceeding ten years in duration, or be an amount exceeding the total Option Price paid by the borrower under a Stock Option or for related Common Stock under the Plan plus an amount equal to the cash payment permitted in Section 9.12 below.

          9.12 Cash Payments. The Plan Administrator may, at any time and in its discretion, authorize a cash payment in respect of the grant or exercise of a Stock Option under the Plan or the lapse or waiver of restrictions under a Stock Option, which shall not exceed the amount which would be required in order to pay in full the federal, state and local income taxes due as a result of income recognized by the recipient as a consequence of: (i) the receipt of a Stock Option or the exercise of rights thereunder, and (ii) the receipt of such cash payment. The Plan Administrator shall have complete authority to decide whether to make such cash payments in any case, to make provisions for such payments either simultaneously with or after the grant of the associated Stock Option, and to determine the amount of any such payment.

     10. Restricted Stock.

          10.1 General. Restricted Stock may be issued either alone or in addition to Stock Options granted under the Plan. The Plan Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of

     Restricted Stock; the Restricted Period, as defined in Section 10.3 hereof, applicable to Restricted Stock; the date or dates on which restrictions applicable to Restricted Stock awards shall lapse during the Restricted Period; and all other conditions of the Restricted Stock awards. Subject to the requirements of Section 162(m) of the Code, as applicable, the Plan Administrator may also condition the grant of Restricted Stock upon the exercise of Stock Options, or upon such other criteria as the Plan Administrator may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient. In the sole discretion of the Plan Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section
     9.11 hereof with respect to the exercise of Stock Options.

          10.2 Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Plan Administrator may specify) after the award date. Except as otherwise provided below in this Section 10.2, (i) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

          The Plan Administrator may require that the stock certificates evidencing Restricted Stock awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

          10.3 Restrictions and Conditions. The Restricted Stock awards granted pursuant to this Section 10 shall be subject to the following restrictions and conditions:

               (a) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, as appropriate, governing such award, during such period as may be set by the Plan Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Plan Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Plan Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service, death or Disability.

               (b) Except as provided in Section 10.3(a), the Participant shall generally have, with respect to shares of Restricted Stock, all of the rights of a stockholder with respect to such stock during the Restricted Period. Certificates for shares of unrestricted Common Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, except as the Plan Administrator, in its sole discretion, shall otherwise determine.

               (c) The rights of holders of Restricted Stock awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement governing such awards.

     11. Termination or Amendment of the Plan. The Board may at any time terminate or amend the Plan in accordance with the following provisions:

          11.1 Amendment to Plan. Except as provided in Section 11.3 hereof, the Board may amend this Plan from time to time in such respect as the Board may deem advisable, provided, however, that no such amendment shall operate to affect adversely a Participant's rights under this Plan with respect to any Stock Option or Restricted Stock award granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law.

          11.2 Effect of Termination of Plan on Outstanding Stock Options or Restricted Stock. Except as set forth in Section 8.2 hereof, no termination of the Plan prior to the Plan Termination Date, shall, without the written consent of the Participant, alter the terms of Stock Options or Restricted Stock already granted and such Stock Options or Restricted Stock shall remain in full force and effect as if this Plan had not been terminated.

          11.3 Stockholder Approval for Amendment to Plan. Any amendment to the Plan which would result in any of the following changes (except by operation of Section 8.2) must be approved by the stockholders of the
     Company: (i) an increase in the total number of shares of Common Stock covered by the Plan; (ii) a change in the class of persons deemed to be Eligible Recipients under the Plan; and (iii) an extension of the term of the Plan beyond ten (10) years from the Effective Date.

     12. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Compensation Committee, and each member individually, shall be indemnified by the Company against reasonable expense, including reasonable attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any grant thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that any of them is liable for gross negligence or misconduct in the performance of their duties, provided that within sixty (60) days after institution of any such action, suit, or proceeding, they shall offer in writing to the Company the opportunity, at their own expense, to handle and defend the same.

     13. Withholding. Whenever the Company proposes or is required to issue or transfer shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Common Stock. If an Optionee surrenders shares acquired pursuant to the exercise of an Incentive Stock Option in payment of the Option Price and such surrender constitutes a disqualifying disposition for purposes of obtaining Incentive Stock Option treatment under the Code, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements. An Optionee may elect with respect to any Stock Option which is paid in whole or in part in shares of Common Stock, to surrender previously acquired shares of Common Stock or authorize the Company to withhold shares (valued at Fair Market Value on the date of surrender or withholding of the shares) in satisfaction of all such withholding requirements (the "Share Surrender Withholding Election") in accordance with the following:

          13.1 Irrevocable Election. Any Share Surrender Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by the Optionee.

          13.2 Approval by Plan Administrator. Any Share Surrender Withholding Election shall be subject to the consent or disapproval of the Plan Administrator in accordance with rules established from time to time by the Plan Administrator.

          13.3 Timing of Election. Any Share Surrender Withholding Election must be made prior to the date on which the Optionee recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

          13.4 Timing of Delivery. When the Tax Date falls after the exercise of a Stock Option and the Optionee makes a Share Surrender Withholding Election, the full number of shares subject to the Stock Option being exercised will be issued, but the Optionee will be unconditionally obligated to deliver to the Company on the Tax Date the number of shares having a value on the Tax Date equal to the Optionee's federal, state and local withholding tax requirements.

          13.5 Terms in Agreement. For purposes of this Section 13.5, the Plan Administrator shall have the discretion to provide (by general rule or a provision in the specific Stock Option agreement) at the election of the Optionee, "federal, state and local withholding tax requirements" that shall be deemed to be any amount designated by the Optionee which does not exceed his estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

     14. General Provisions.

          14.1 Transfer of Common Stock. Common Stock issued pursuant to the exercise of a Stock Option or the grant of a Restricted Stock award granted under this Plan or any interest in such Common Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any restrictions contained in the Company's Certificate of Incorporation, to the provisions of this Plan, including any representations or warranties requested under Section 14.5 hereof, and also subject to compliance with any applicable federal, state, local or other law, regulation or rule governing the sale or transfer of stock or securities.

          14.2 Reservation of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

          14.3 Restrictions on Issuance of Shares. The Company, during the term of this Plan, will use commercially reasonable efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its Common Stock hereunder or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of such Common Stock will meet applicable legal requirements shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock as to which such authorization or confirmation shall have not been obtained.

          14.4 Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be in writing and addressed to the Company in care of its Plan Administrator at its principal office, and any notice to be given to a director, officer, employee or consultant of the Company or any of its Affiliates to whom a Stock Option or Restricted Stock award is granted hereunder shall be in writing and addressed to him or her at the address given beneath his or her signature on his or her Stock Option agreement or Restricted Stock Award agreement, as the case may be, or at such other address as such employee, officer, director or consultant or his or her transferee (upon the transfer of Common Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when delivered in person or mailed by first-class mail (return receipt requested), telecopy or overnight courier to the other's address. It shall be the obligation of each Participant and each transferee holding Common Stock granted pursuant to the Plan to provide the Plan Administrator, by letter mailed as provided hereinabove, with written notice of his or her correct mailing address.

          14.5 Representations and Warranties. As a condition to the exercise of any portion of a Stock Option or the grant of any Restricted Stock award, the Company may require the person exercising such Stock Option or receiving such Restricted Stock to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including, but not limited to, a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable law, regulation or rule of any governmental agency.

          14.6 No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company or any of its Affiliates and any director, officer, consultant or employee, or to be consideration for, or a condition of, the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or any of its Affiliates or to interfere with the right of the Company or any of its Affiliates to terminate the employment or service of any of its officers, directors, employees or consultants at any time. No officer, director, employee or consultant shall have any right to or interest in Stock Options or Restricted Stock awards authorized hereunder prior to the grant of such a Stock Option or Restricted Stock award to such officer, director, employee or consultant, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Restated Certificate of Incorporation, as the same may be amended from time to time.

          14.7 Restrictions on Issuance of Shares. The issuance of Stock Options, Restricted Stock awards and shares of Common Stock related thereto shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities as the Plan Administrator may deem advisable under the Securities Act, including, without limitation, any required qualification under the rules, regulations or other requirements of the Securities and Exchange Commission, any Stock exchange upon which the Common Stock is then listed and any applicable federal and state securities laws including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended, or the Securities Act.

          14.8 Legends on Stock Certificates. Unless there is a currently effective appropriate registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act with respect to the shares of Common Stock issuable under this Plan, each Certificate representing such Common Stock shall be endorsed on its face with the following legend or its equivalent:

               "Neither the shares represented by this Certificate, nor the Options pursuant to which such shares were issued, have been registered under the Securities Act of 1933, as amended. These shares have been acquired for investment (and not with a view to distribution or resale) and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, or until the issuer has been furnished with an opinion of counsel for the registered owner of these shares, reasonably satisfactory to counsel for the issuer, that such sale, transfer or disposition is exempt from the registration or qualification provisions of the Securities Act of 1933, as amended."

          A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it. In addition, the Company reserves the right to place any legends or other restrictions on each certificate representing Common Stock which may be required by any applicable state securities or other laws.

          14.9 Remedies. Should any dispute arise concerning the sale or other disposition of a Stock Option, Restricted Stock or shares of Common Stock issued or issuable upon the exercise of a Stock Option, or any breach by the Company of the terms of the Plan, any Stock Option agreement or any Restricted Stock Award agreement, a Participant's sole and exclusive remedy shall be damages.

          14.10 Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

          14.11 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state and without regard to the conflict of law principles thereof.

          14.12 Successors and Assigns. This Plan shall be binding on and inure to the benefit of the Company and the officers, directors, employees and consultants of the Company and any Affiliate to whom a Stock Option or Restricted Stock is granted hereunder, and their heirs, executors, administrators, legatees personal representatives, assignees and transferees.

          14.13 Rights as a Stockholder or Employee. A Participant or transferee of a Stock Option or Restricted Stock shall have no right as a stockholder of the Company with respect to any shares covered by any grant under this Plan until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 8.2 hereof.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and to be effective on this 18th day of August, 2000.


                                           Vans, Inc.


                                           By: /s/ Gary H. Schoenfeld
                                               -----------------------------
                                               President and
                                               Chief Executive Officer




Attest:



By: /s/ Craig E. Gosselin
   -----------------------
         Secretary